SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8


                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                              HEALTHBRIDGE, INC.
                   ----------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                 Texas                                06-1538201
         --------------------                    --------------------
    (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

      1818-1177 West Hastings Street, Vancouver, B.C., Canada   V6E 2K3
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             (Address of Principal Executive Offices)          (Zip Code)

                       Agreement for Consulting Services
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                           (Full Title of the Plan)

 Lawyer's Aid Service, Inc., 408 West 17th Street, Suite 101, Austin, TX 78701
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                    (Name and Address of Agent For Service)

                                (512) 474-2002
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         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
     Title of                      Maximum        Maximum
    Securities       Amount        Offering       Aggregate     Amount of
      to be          to be          Price         Offering     Registration
    Registered     Registered      Per Share       Price           Fee
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   Common Stock     950,000          $.15        $142,500.00      $35.63

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
                                    PART I
                          INFORMATION REQUIRED IN THE
                           SECTION 10(A) PROSPECTUS


Item 1.  PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.

Item 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB's for the fiscal quarters ended March 31, 2001 and June 30, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Securities are registered under Section 12(g) of the Exchange Act.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     Article 2.02-1 of the Texas Business Corporation Act (the "Act") provides that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Act.

     The Company's Articles of Incorporation provide: "Each person who was or is made a party to, or is threatened to be made a party to, or who was or is made a nonparty witness or otherwise involved as a nonparty in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the TBCA (as the same now exists or hereafter may be amended, but in the event of any such amendment only to the extent that such amendment authorizes broader indemnification rights than the TBCA permitted prior to such amendment) from and against any and all liability, loss and expense (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding and any appeal therefrom and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and administrator of such person; provided that, except as provided in
Section 2 of this Article Fourteen, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 1 or this Article Fourteen shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the corporation shall be paid within 30 calendar days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the TBCA requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Fourteen or otherwise. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Article Fourteen with respect to the indemnification and advancement of expenses of directors and officers of the corporation."

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS

     The following is a list of exhibits filed as part of the Registration
Statement:

      5.1 Opinion of Carmine J. Bua, III, Esq. regarding the legality of the securities registered hereunder.

     23.1      Consent of Clancy & Co., PLLC, Certified Public Accountants.

     23.2      Consent of Counsel (included as part of Exhibit 5.1).

Item 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on September 4, 2001.

                                       HEALTHBRIDGE, INC.



                                       BY:  /S/  NORA COCCARO
                                            ----------------------------
                                                 NORA COCCARO
                                                 President and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                          Date
-------------------          ---------------------            -----------------
/S/  NORA COCCARO            Chairman of the Board            September 3, 2001
-----------------            President, Chief
     NORA COCCARO            Executive Officer, and
                             Treasurer (Principal
                             Financial and Accounting
                             Officer) and Secretary


/S/ WILHEM LIESNER           Director                         September 3, 2001
-----------------
    WILHEM LIESNER


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

                               INDEX TO EXHIBITS


 Sequentially
Exhibit Number     Description
--------------     -----------
      5.1          Opinion of Carmine J. Bua, III, Esq.
                   regarding legality of the securities registered hereunder.

     23.1          Consent of Clancy & Co., PLLC, Certified Public Accountants.

     23.2          Consent of Counsel (included as part of Exhibit 5.1).